Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Marty Filogamo Senior Vice President – Marketing Manager Farmers & Merchants Bancorp, Inc. (419) 445-3501 ext. 15435 mfilogamo@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2019 Second-Quarter and Year-to-Date Financial Results

Positive Operating Momentum Drives Strong Second Quarter Financial Results

ARCHBOLD, OHIO, July 19, 2019, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2019 second quarter and year-to-date June 30, 2019.

2019 Second Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•	65 consecutive quarters of profitability
•	Total loans increased 31.3% to $1.091 billion as a result of the contribution from the Limberlost acquisition and strong organic consumer lending and residential mortgage growth
•	Total assets increased 38.5% and crossed $1.5 billion for the first time in F&M’s history
•	Strong organic deposit growth, which has increased year-to-date by 16.6% or $154.2 million
•	Net interest income after provision for loan losses increased 45.2% to $14.5 million
•	Net income increased 50.2% to $6.2 million
•	Adjusted net income was $6.2 million, which accounts for one-time acquisition related expenses of $31,000 and a $1.6 million benefit from recoveries that occurred in the 2019 second quarter
•	Earnings per basic and diluted share increased 27.3% to $0.56 per basic and diluted share
•

Adjusted earnings per basic and diluted share was $0.42, which accounts for one-time adjusted acquisition related expenses of $0.00 per basic and diluted share and a $0.14 per basic and diluted share benefit from recoveries that occurred in the 2019 second quarter

•	Tangible book value per share increased 7.9% to $15.49 per share

“Strong operating momentum continued in the 2019 second quarter and earnings per diluted share increased 27.3% to $0.56,” stated Lars B. Eller, President and Chief Executive Officer. “While earnings benefited from a nice recovery in the second quarter, core profitability remains strong as a result of year-over-year loan growth, improved margins, and favorable asset quality.  In addition, the Limberlost acquisition, which was completed on January 1, 2019, is now fully integrated and has started contributing to our financial performance and earnings.  I am extremely pleased with the quick combination of Limberlost and F&M and the opportunities our larger scale will create for F&M in the future.”

“Total loans declined slightly over the past three months, primarily due to the impacts a wet planting season had on agricultural customers across our markets and the payoff of several classified loans that occurred in the second quarter, which was higher than normal.  Our loan portfolio would have increased sequentially, if second quarter payoffs and paydowns were in line with historical trends.  We have a strong pipeline of new loans that will be originated during the third quarter, including several large loans to customers in Southern Michigan.  This market supports a compelling opportunity for F&M and we already have $62.8 million in loans and $16.3 million in deposits in Southern Michigan, even though we have no physical presence in the market.  As large regional financial institutions focus on bigger markets and opportunities, we believe F&M is well positioned to grow our brand throughout our Ohio, Indiana and Michigan markets.”

Income Statement

Net income for the 2019 second quarter ended June 30, 2019, was $6.2 million, compared to $4.1 million for the same period last year.  Net income for the 2019 second quarter included $31,000 of one-time acquisition related expenses and a $1.6 million benefit from recoveries.  Net income per basic and diluted share for the 2019 second quarter was $0.56, compared to $0.44 for the same period last year.  2019 second quarter earnings included $0.00 per basic and diluted share of one-time acquisition related expenses and a $0.14 per basic and diluted share benefit from recoveries.

Cost of funds outpaced asset yield improvements for the 2019 second quarter and first half as a result of higher dollar volume of deposits and increased rates on deposits.  Overall, the company believes profitability from core operations is on track to match the expectations for 2019 with the acquisition factored in.

Net income for the 2019 first half ended June 30, 2019, was $9.4 million, compared to $7.9 million for the same period last year.  Net income for the 2019 first half included $1.2 million of one-time acquisition related expenses and a $1.6 million benefit from recoveries.  Net income per basic and diluted share for the 2019 first half was $0.85, compared to $0.85 for the same period last year.  2019 first half earnings included $0.09 per basic and diluted share of one-time acquisition related expenses and a $0.14 per basic and diluted share benefit from recoveries.

Loan Portfolio and Asset Quality

Total loans, net at June 30, 2019, increased 31.3% or by $260.1 million to $1.091 billion, compared to $831.0 million at June 30, 2018. The year-over-year improvement resulted primarily from the contribution of the Limberlost acquisition and organic loan growth.

F&M’s asset quality remains strong.  Despite the 38.5% year-over-year increase in total assets at June 30, 2019, nonperforming assets were up only $105,000 or 6.7%.  In addition, nonperforming loans to total loans remains low and at June 30, 2019 were 0.12%, compared to 0.11% for the same period last year.  The allowance for loan losses to nonperforming loans was 375.5% at June 30, 2019, compared to 751.5% at June 30, 2018.  Net charge-offs for the quarter ended June 30, 2019, were $86,000, or 0.01% of average loans, compared to $143,000 or 0.02% of average loans, at June 30, 2018.  Year-to-date, net charge-offs at June 30, 2019, were $255,000, or 0.02% of average loans, compared to $251,000 or 0.03% of average loans at June 30, 2018.

Mr. Eller continued, “Economic trends within our markets remain stable, supporting F&M’s growth and excellent asset quality.  Total agricultural loans were $307.5 million at June 30, 2019, compared to $307.8 million at March 31, 2019, and $174.5 million at June 30, 2018.  Most of our agricultural customers utilize crop insurance, which will protect them from the wettest planting season in approximately 40 years and the impacts weather has on farm revenues.  Agricultural lending is one of F&M’s core competencies.  All of F&M’s agricultural lenders are farmers themselves and many of our communities are dependent on the farm economy.  F&M is dedicated to helping our agricultural customers during this difficult season, especially as other larger lenders have pulled back from this market.”

Deposits

Over the past three months, deposits have increased organically 4.6% or by $54.9 million to $1.242 billion at June 30, 2019.  The significant organic deposit growth we have been experiencing continues to be due primarily to new product development that has allowed the company to attract new customers and expand existing customer holdings.

Stockholders’ Equity and Dividends

Tangible stockholders’ equity increased to $172.0 million at June 30, 2019, compared to $165.5 million at March 31, 2019, and $137.5 million at June 30, 2018.  On a per share basis, tangible stockholders’ equity at June 30, 2019, was $15.49 per share, compared to $14.90 per share at March 31, 2019, and $14.36 at June 30, 2018.

Total stockholders’ equity increased 62.9% to $224.0 million at June 30, 2019, from $137.6 million at June 30, 2018, and increased 3.3% from $216.9 million at March 31, 2019.  At June 30, 2019, the company had a Tier 1 leverage ratio of 11.77%, compared to 12.38% at June 30, 2018.  The decline in the Tier 1 leverage ratio was primarily due to the added goodwill associated with the Limberlost acquisition.

For the 2019 second quarter, the company declared cash dividends of $0.15 per share, which is a 7.1% increase over the 2018 second quarter declared dividend payment.  F&M is committed to returning capital to shareholders and has increased the annual cash dividend for over nine consecutive years.

“Over the past year we have made significant investments across our organization to strengthen F&M’s platform and expand our leadership team, while remodeling our offices and providing our customers with new, market-leading financial products and services.  In addition, attracting, developing, and retaining our employees is an important component of our strategy and during the second quarter, we announced the addition of Benét Rupp as F&M’s Chief People Officer.  The investments we are making are focused on supporting the current and future needs of both F&M and our customers, and I am encouraged by our progress.  We are currently working on a three-year strategic plan, which will be the basis of our success in the future.  I remain excited by our near- and long-term potential and based on our strong year-to-date financial results, expect 2019 to be another record year for F&M,” concluded Mr. Eller.

About Farmers & Merchants State Bank:

Farmers & Merchants Bancorp, Inc. (“F&M”) (Nasdaq: FMAO), is the holding company for the Farmers & Merchants State Bank, a local independent community bank with $1.5 billion in assets that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services through its 30 offices. Our locations are in Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Northwest Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay and Steuben counties.

Safe harbor statement

Farmers & Merchants Bancorp, Inc. (“F&M“) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Six Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Interest Income
Loans, including fees	$16,723	$14,680	$10,955	$10,725	$10,521	$31,403	$20,623
Debt securities:
U.S. Treasury and government agencies	816	713	630	613	612	1,529	1,235
Municipalities	211	211	250	275	289	422	570
Dividends	76	88	56	56	53	164	108
Federal funds sold and other	457	170	112	84	62	627	137
Total interest income	18,283	15,862	12,003	11,753	11,537	34,145	22,673
Interest Expense
Deposits	3,339	2,613	1,670	1,611	1,389	5,952	2,708
Federal funds purchased and securities sold under agreement to repurchase	141	185	127	134	118	326	242
Borrowed funds	269	287	20	20	20	556	40
Total interest expense	3,749	3,085	1,817	1,765	1,527	6,834	2,990
Net Interest Income - Before Provision for Loan Losses	14,534	12,777	10,186	9,988	10,010	27,311	19,683
Provision for Loan Losses	133	30	105	47	132	163	172
Net Interest Income After Provision For Loan Losses	14,401	12,747	10,081	9,941	9,878	27,148	19,511
Noninterest Income
Customer service fees	1,694	1,578	1,612	1,392	1,465	3,272	2,931
Other service charges and fees	1,091	1,041	1,032	1,097	1,040	2,132	2,052
Net gain on sale of loans	196	102	140	184	301	298	433
Net gain (loss) on sale of available-for-sale securities	-	(26)	(19)	10	-	(26)	-
Total noninterest income	2,981	2,695	2,765	2,683	2,806	5,676	5,416
Noninterest Expense
Salaries and wages	3,830	4,312	3,834	3,391	3,225	8,142	6,535
Employee benefits	1,223	1,594	1,102	1,029	848	2,817	1,984
Net occupancy expense	614	667	451	478	441	1,281	828
Furniture and equipment	763	696	450	588	565	1,459	1,072
Data processing	376	1,299	318	364	305	1,675	636
Franchise taxes	229	258	244	243	228	487	467
ATM expense	418	447	368	327	333	865	645
Advertising	382	260	218	236	247	642	433
Net (gain) loss on sale of other assets owned	28	15	27	1	(1)	43	16
FDIC assessment	98	96	77	81	81	194	168
Mortgage servicing rights amortization	105	75	100	84	95	180	180
Consulting fees	95	113	461	179	178	208	288
Other general and administrative	1,551	1,679	1,167	1,125	1,093	3,230	2,026

Total noninterest expense	9,712	11,511	8,817	8,126	7,638	21,223	15,278
Income Before Income Taxes	7,670	3,931	4,029	4,498	5,046	11,601	9,649
Income Taxes	1,490	707	836	623	932	2,197	932
Net Income	6,180	3,224	3,193	3,875	4,114	9,404	8,717
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for- sale securities	3,061	1,749	2,374	(617)	(344)	4,810	(344)
Reclassification adjustment for (gain) loss on sale of available-for-sale securities	-	26	19	(10)	-	26	-
Net unrealized gain (loss) on available-for- sale securities	3,061	1,775	2,393	(627)	(344)	4,836	(344)
Tax expense (benefit)	643	373	503	(132)	(72)	1,016	(72)
Other comprehensive income (loss)	2,418	1,402	1,890	(495)	(272)	3,820	(272)
Comprehensive Income	$8,598	$4,626	$5,083	$3,380	$3,842	$13,224	$8,445
Basic and Diluted Earnings Per Share	$0.56	$0.29	$0.34	$0.42	$0.44	$0.85	$0.44
Dividends Declared	$0.15	$0.15	$0.15	$0.14	$0.14	$0.30	$0.14

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Unaudited)
Assets
Cash and due from banks	$108,085	$48,740	$37,492	$28,782	$31,838
Federal funds sold	15,193	33,109	873	939	726
Total cash and cash equivalents	123,278	81,849	38,365	29,721	32,564

Interest-bearing time deposits	4,509	4,509	4,019	4,019	4,019
Securities - available-for-sale	204,415	174,682	168,447	183,075	187,036
Other securities, at cost	5,789	5,789	3,679	3,717	3,717
Loans held for sale	1,909	859	495	1,679	913
Loans, net	1,084,448	1,091,829	839,599	831,943	824,226
Premises and equipment	26,013	25,205	22,615	22,117	21,957
Goodwill	47,340	47,340	4,074	4,074	4,074
Mortgage servicing rights	2,465	2,397	2,385	2,373	2,356
Other real estate owned	329	510	600	717	649
Bank owned life insurance	15,050	14,963	14,884	14,799	14,692
Other assets	15,002	15,729	17,001	9,778	9,129
Total Assets	$1,530,547	$1,465,661	$1,116,163	$1,108,012	$1,105,332

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$242,510	$236,847	$215,422	$197,088	$200,067
Interest-bearing
NOW accounts	430,505	418,773	298,254	314,873	311,185
Savings	293,179	272,875	227,701	230,306	238,167
Time	276,153	258,929	187,413	186,592	181,347
Total deposits	1,242,347	1,187,424	928,790	928,859	930,766

Federal Funds Purchased and securities sold under agreements to repurchase	27,102	25,521	32,181	27,026	23,898
Federal Home Loan Bank (FHLB) advances	24,532	24,682	-	5,000	5,000
Dividend payable	1,654	1,654	1,379	1,287	1,284
Accrued expenses and other liabilities	10,865	9,446	10,526	6,493	6,808
Total liabilities	1,306,500	1,248,727	972,876	968,665	967,756

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 12,230,000 shares 6/30/19, 10,400,000 shares 12/31/18	81,955	81,760	10,823	10,589	11,842
Treasury stock - 1,123,817 shares 6/30/19, 1,114,739 shares 12/31/18	(12,707)	(12,680)	(12,409)	(12,409)	(12,186)
Retained earnings	153,993	149,466	147,887	146,072	142,330
Accumulated other comprehensive income (loss)	806	(1,612)	(3,014)	(4,905)	(4,410)
Total stockholders' equity	224,047	216,934	143,287	139,347	137,576
Total Liabilities and Stockholders' Equity	$1,530,547	$1,465,661	$1,116,163	$1,108,012	$1,105,332

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Six Months Ended
Selected financial data	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Return on average assets	1.63%	1.00%	1.15%	1.40%	1.48%	1.32%	1.41%
Return on average equity	11.21%	7.16%	9.04%	11.19%	12.08%	8.63%	11.64%
Yield on earning assets	5.25%	4.80%	4.52%	4.52%	4.41%	5.03%	4.35%
Cost of interest bearing liabilities	1.45%	1.26%	0.92%	0.92%	0.79%	1.36%	0.78%
Net interest spread	3.80%	3.54%	3.60%	3.60%	3.62%	3.57%	3.57%
Net interest margin	4.18%	3.87%	3.85%	3.85%	3.83%	3.78%	3.78%
Efficiency	56.00%	73.11%	67.59%	63.86%	60.89%	64.09%	60.55%
Dividend payout ratio	26.78%	42.77%	43.16%	33.21%	31.21%	32.26%	31.43%
Tangible book value per share (1)	$15.49	$14.90	$14.96	$14.53	$14.36
Tier 1 capital to average assets	11.77%	13.35%	12.81%	12.63%	12.38%

(1) Tangible Equity = Stockholder Equity less goodwill and other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities)

Loans	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
(Dollar amounts in thousands)
Commercial real estate	$443,257	$440,993	$419,784	$417,217	$411,509
Agricultural real estate	193,768	191,752	68,609	68,548	69,701
Consumer real estate	159,540	160,967	80,766	83,134	82,853
Commercial and industrial	125,609	137,949	121,793	119,536	116,351
Agricultural	113,755	112,898	108,495	103,624	104,830
Consumer	48,952	47,647	41,953	41,444	40,513
Industrial development bonds	7,341	7,392	5,889	6,005	6,071
Less: Net deferred loan fees and costs	(1,091)	(1,133)	(915)	(810)	(813)
Total loans, net	$1,091,131	$1,098,465	$846,374	$838,698	$831,015

Asset quality data	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
(Dollar amounts in thousands)
Nonaccrual loans	$1,328	$1,188	$542	$483	$903
Troubled debt restructuring	$981	$102	$178	$205	$218
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$1,328	$1,188	$542	$483	$903
Other real estate owned	$329	$510	$600	$717	$649
Non-performing assets	$1,657	$1,698	$1,142	$1,200	$1,552

(Dollar amounts in thousands)
Allowance for loan and lease losses	$6,964	$6,636	$6,755	$6,755	$7,104
Allowance for loan and lease losses/total loans	0.64%	0.60%	0.80%	0.81%	0.85%
Net charge-offs:
Quarter-to-date	$86	$169	$84	$81	$143
Year-to-date	$255	$169	$417	$332	$251
Net charge-offs to average loans
Quarter-to-date	0.01%	0.02%	0.01%	0.01%	0.02%
Year-to-date	0.02%	0.02%	0.05%	0.04%	0.03%
Non-performing loans/total loans	0.12%	0.11%	0.06%	0.06%	0.11%
Allowance for loan and lease losses/nonperforming loans	375.51%	558.92%	1249.57%	1399.58%	751.49%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

(in thousands of dollars, except per share data)

PRO-FORMA EARNINGS PER SHARE

The results of operations of Bank of Geneva have been included in the Company’s consolidated financial statements since the acquisition date of January 1, 2019.  The following schedule includes pro-forma results for the three and six months ended June 30, 2019 and 2018 as if the Bank of Geneva acquisitions had occurred as of the beginning of the comparable prior reporting period.

	Pro-forma Three Months Ended		Pro-forma Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Earnings per share
Net income	$6,149	$6,787	$10,402	$11,589
Less: distributed earnings allocated to participating securities	(11)	(13)	(23)	(25)
Less: undistributed earnings allocated to participating securities	(33)	(43)	(52)	(72)
Net earnings available to common shareholders	$6,105	$6,731	$10,327	$11,492

Weighted average common shares outstanding including participating securities	11,106,367	11,095,898	11,098,149	11,095,928
Less: average unvested resticted shares	(77,304)	(92,368)	(80,343)	(92,398)
Weighted average common shares outstanding	11,029,063	11,003,530	11,017,806	11,003,530
Basic earnings and diluted per share	$0.56	$0.61	$0.94	$1.04

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	June 30, 2019			June 30, 2018
Interest Earning Assets:	Average Balance	Interest/ Dividends	Yield/ Rate	Average Balance	Interest/ Dividends	Yield/ Rate
Loans	$1,107,271	$16,723	6.04%	$833,932	$10,521	5.05%
Taxable Investment Securities	169,776	933	2.20%	149,284	707	1.89%
Tax-exempt Investment Securities	33,622	170	2.56%	50,663	247	2.47%
Fed Funds Sold & Other	85,145	457	2.15%	19,315	62	1.28%
Total Interest Earning Assets	1,395,814	18,283	5.25%	1,053,194	11,537	4.41%

Nonearning Assets	117,185			61,343

Total Assets	$1,512,999			$1,114,537

Interest Bearing Liabilities:
Savings Deposits	$718,731	$2,006	1.12%	$558,826	$835	0.60%
Other Time Deposits	265,113	1,333	2.01%	181,590	554	1.22%
Other Borrowed Money	24,668	269	4.36%	5,000	20	1.60%
Fed Funds Purchased & Securities
Sold under Agreement to Repurch.	26,231	141	2.15%	26,292	118	1.80%
Total Interest Bearing Liabilities	1,034,743	3,749	1.45%	771,708	1,527	0.79%

Noninterest bearing Liabilities	257,765			206,602

Stockholders Equity	$220,491			$136,227

Net Interest Income and interest rate spread		14,534	3.80%		10,010	3.62%

Net Interest Margin			4.18%			3.83%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

	For the Six Months Ended			For the Six Months Ended
	June 30, 2019			June 30, 2018
Interest Earning Assets:	Average Balance	Interest/ Dividends	Yield/ Rate	Average Balance	Interest/ Dividends	Yield/ Rate
Loans	$1,107,649	$31,403	5.67%	$829,545	$20,623	4.97%
Taxable Investment Securities	160,830	1,775	2.21%	150,464	1,426	1.90%
Tax-exempt Investment Securities	34,067	340	2.53%	50,245	487	2.45%
Fed Funds Sold & Other	59,526	627	2.11%	19,435	137	1.41%
Total Interest Earning Assets	1,362,072	34,145	5.03%	1,049,689	22,673	4.35%

Nonearning Assets	59,609			65,358

Total Assets	$1,421,681			$1,115,047

Interest Bearing Liabilities:
Savings Deposits	$695,302	$3,533	1.02%	$555,181	$1,576	0.57%
Other Time Deposits	253,991	2,419	1.90%	183,729	1,132	1.23%
Other Borrowed Money	26,424	556	4.21%	5,000	40	1.60%
Fed Funds Purchased & Securities
Sold under Agreement to Repurch.	30,012	326	2.17%	26,689	242	1.81%
Total Interest Bearing Liabilities	1,005,729	6,834	1.36%	770,599	2,990	0.78%

Noninterest bearing Liabilities	198,042			208,991

Stockholders Equity	$217,910			$135,457

Net Interest Income and interest rate spread		27,311	3.67%		19,683	3.57%

Net Interest Margin			4.03%			3.78%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts